Exhibit 10.27

AMERICAN EQUITY MARKETING OFFICERS
DEFERRED COMPENSATION AGREEMENT

THIS AGREEMENT made effective as of this 1st day of January 1998, by and between AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY and its subsidiaries (hereinafter referred to collectively as the "Company"), a corporation organized under the laws of the State of Iowa, and Ron Grensteiner, an individual residing in West Des Moines, Iowa "Employee").

WITNESSETH THAT:

In consideration of the agreements hereinafter contained the parties hereto agree as follows:

1.
Continued Employment Agreement. The Company agrees to continue to employ the Employee and the Employee agrees to serve the Company in such capacity as the Chairman and the Employee shall mutually agree until terminated by either party on at least 90 days prior written notice to the other.

2.	Best Efforts. During the term of his employment, the Employee shall devote all of his time, attention skill and efforts to the performance of his duties for the Company.

3.
Salary. The Company shall pay the Employee such salary payable monthly as the Chairman may from time to time determine together with deferred compensation payable as provided in paragraph 5 below, unless forfeited by the occurrence of any of the events of forfeiture specified in paragraph 7, below.

4.	Deferred Compensation.

(a)
The Company shall credit to a book reserve (the "Deferred Compensation Account") established for this purpose, a marketing incentive bonus calculated in accordance with the formula set forth on Exhibit A attached hereto.

(b)
All compensation deferred pursuant to this Agreement shall be payable in shares of Common Stock, par value $1 per share, of American Equity Investment Life Holding Company (hereinafter referred to as "Stock"), the issuance and delivery of which shall be deferred pursuant to Section 3 below. In the sole discretion of the Company, the fair value of the Stock at the time of distribution under paragraph 5 below may be paid in cash.

(c)
The parties agree and acknowledge that the fair value of the Stock during 1998 is $16.00 per share, and that the number of shares of Stock earned by Employee as deferred bonus compensation shall be equal to the full amount of the 1998 marketing incentive bonus divided by $16.00.

(d)
The Employee has the status of a general unsecured creditor of the Company with respect to Employee's right to receive deferred compensation hereunder and this Agreement constitutes a mere promise by the Company to deliver Stock in the future. The Stock shall consist of authorized but unissued shares and the Company's promise to deliver the Stock shall remain unfunded until and only to the extent the Stock is issued to Employee or his nominee.

(e)
Title to and beneficial ownership of any Stock or other assets, whether cash or investments which the Company may earmark to pay the contingent deferred compensation hereunder, shall at all times remain in the Company and the Employee and his/her designated beneficiary shall not have any property interest whatsoever in any specific assets of the Company.

5.
Payment of Deferred Compensation Benefits. The benefits to be paid as deferred compensation (unless they are forfeited by the occurrence of any of the events of forfeiture specified in paragraph 7, below) are as follows:

(a)
Within sixty (60) days after the occurrence of the earliest of the events described in paragraph (b) below (hereinafter referred to as a "Trigger Event"), the Company deliver the Stock (or, at the Company's option, the fair value of the Stock may be paid in cash) to Employee.

(b)    The following are ''Trigger Events" as such term is used in this Agreement:

(i)	The termination of Employee's employment by Company for any reason, with or without cause, voluntarily or involuntarily, or due to Employee's death, disability or retirement.

(ii)	A "change of control" of Company. For purposes of this Plan, a "change in control" shall be deemed to have occurred on such date if:

1.
Any person, organization or association of persons or organizations acting in concert, excluding affiliates of the Company itself, shall acquire more than twenty percent (20%) of the outstanding voting stock of the Company in whole or in part by means of an offer made publicly to the holders of all or substantially all of the outstanding shares of any one or more classes of the voting securities of the Company to acquire such shares for cash, other properly or a combination thereof; or

2.
Any person, organization or association of persons or organizations acting in concert shall succeed in electing two or more directors in any one election in opposition to those proposed by management; or

3.
The Company transfers all or substantially all of its operating properties and assets to another person, organization or association of persons or organizations, excluding affiliates of the Company itself; or

4.	The Company shall consolidate with or merge into any person, firm or corporation unless the Company or an affiliate of Company shall be the continuing corporation or the successor corporation.

(iii)	The adoption of a written resolution by the Board of Directors of the Company declaring a Trigger Event with respect to Employee.

(c)
If the Employee should die before the balance of the Deferred Compensation Account has been paid in full to Employee, then the unpaid balance will be paid to Employee's beneficiary as designated below. If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the Employee, the Employee's benefits under this Agreement will be paid in a lump sum to the Employee's estate in the event of Employee's death.

6.
No Fiduciary Relationship. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Employee, his/her designated beneficiary or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

7.
Forfeiture of Benefits. Notwithstanding anything herein contained to the contrary, no payment of any then unpaid installments of deferred compensation shall be made and all rights under the Agreement of the Employee, his designated beneficiary, executors of administrators, or any other person, to receive payments thereof shall be forfeited if either or both of the following events shall occur:

(a)	The Employee shall engage in any activity or conduct which in the opinion of the Board is inimical to the best interests of the Company.

(b)	After the Employee ceases to be employed by the Company he shall fail or refuse to provide advice and counsel to the Company when reasonably requested to do so.

8.
Nontransferability of Rights. The rights of the Employee or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

9.	Miscellaneous.

(a)	Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Company as an executive or in any other capacity.

(b)
Any deferred compensation payable under this Agreement shall be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees.

(c)
The Board shall have full power and authority to interpret, construe, and administer this Agreement and the Board's interpretations and construction thereof, and actions thereunder, including any valuation of the Deferred Compensation Account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.

(d)	This agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee and his heirs, executors, administrators, and legal representatives.

(e)	This Agreement shall be construed in accordance with and governed by the law of the State of Iowa.

In WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and Employee has hereunto set his hand and seal as of the date first above written.

AMERICAN EQUITY INVESTMENT LIFE
INSURANCE COMPANY

By:	/s/ D.J. NOBLE	/s/ RON GRENSTEINER
	D.J. Noble, Chairman, President and CEO	Ron Grensteiner

Exhibit A

1998 Marketing Bonus	$24,000
Divided By:	16
Number of Shares	1,500